      As filed with the Securities and Exchange Commission on July 14, 1999
                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                  INFOUSA INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                    47-0751545
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                    (Address of principal executive offices)

                            -----------------------

                                  INFOUSA INC.
                      1997 CLASS A COMMON STOCK OPTION PLAN

                            (Full title of the plans)
                            -----------------------
                                   VINOD GUPTA
                             CHIEF EXECUTIVE OFFICER
                                  INFOUSA INC.
                             5711 SOUTH 86TH CIRCLE
                              OMAHA, NEBRASKA 68127
                                 (402) 593-4500
            (Name, address and telephone number of agent for service)

                            -----------------------

                                    Copy to:
                             Francis S. Currie, Esq.
                           Martin A. Wellington, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

                            -----------------------


================================================================================

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed Maximum   Proposed Maximum
  Title of Securities to be Registered        Amount to be     Offering Price        Aggregate          Amount of
                                              Registered(1)     Per Share(1)     Offering Price(1)  Registration Fee

1997 Class A Common Stock Option Plan(1)
     Class A Common Stock, $.0025 par value    3,000,000           $6.50           $19,500,000(2)        $5,421

Total                                                                 --           $19,500,000           $5,421
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the 1997 Class A Common Stock Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stocks split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on July 13, 1999

================================================================================

     The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-37865) (the "Initial Form S-8). The Initial Form S-8 was filed in connection with the 1992 Stock Option Plan and the 1997 Class A Common Stock Option Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1997 Class A Common Stock Option Plan. The contents of the Initial Form S-8, as well as Registration Statement on Form S-8 (File No. 33-91194), Registration Statement on Form S-8 (File No. 33-59256), Registration Statement on Form S-8 (File No. 333-43391) and Registration Statement on Form S-8 (File No. 333-77417), and periodic reports that the Registrant filed after the Initial Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.


                                  INFOUSA INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

4.1      infoUSA Inc. 1997 Class A Common Stock Option Plan

5.1      Opinion of Wilson Sonsini Goodrich and Rosati, Professional
         Corporation, as to the legality of securities being registered
         (Counsel to the Registrant) filed herewith

23.1     Consent of KPMG LLP, Independent Accountants

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (contained in Exhibit 5.1 hereto)

24.1     Power of Attorney (see page II-2)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 12, 1999.


                                   infoUSA Inc.




                                   By: /s/ VINOD GUPTA
                                      ------------------------------------
                                   Vinod Gupta
                                   Chief Executive Officer and
                                   Chairman of the Board


                                   By: /s/ JACK MCGOVERN
                                      ------------------------------------
                                      Jack McGovern
                                      Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vinod Gupta and Jon D. Hoffmaster and each of them, jointly and severally, at his attorney-in-fact and agent, each with full power of resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their of his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 12, 1999              /s/ HAROLD W. ANDERSEN
                                 --------------------------------------------------------------
                                 Harold W. Andersen, Director


Date: July 12, 1999              /s/ PAUL G. GOLDNER
                                 --------------------------------------------------------------
                                 Paul G. Goldner, Director


Date: July 12, 1999              /s/ VINOD GUPTA
                                 --------------------------------------------------------------
                                 Vinod Gupta, Chief Executive Officer and Chairman of the Board


Date: July 12, 1999              /s/ GEORGE F. HADDIX
                                 --------------------------------------------------------------
                                 George F. Haddix, Director


Date: July 12, 1999              /s/ JON D. HOFFMASTER
                                 --------------------------------------------------------------
                                 Jon D. Hoffmaster, Director


Date: July 12, 1999              /s/ ELLIOT S. KAPLAN
                                 --------------------------------------------------------------
                                 Elliot S. Kaplan, Director


Date: July 12, 1999              /s/ GEORGE J. KUBAT
                                 --------------------------------------------------------------
                                 George J. Kubat, Director


Date: July 12, 1999              /s/ BEN NELSON
                                 --------------------------------------------------------------
                                 Ben Nelson, Director

                                INDEX TO EXHIBITS


4.1      infoUSA Inc. 1997 Class A Common Stock Option Plan

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant) filled herewith

23.1     Consent of  KPMG LLP, Independent Accountants

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1     Power of Attorney (see page II-2)